UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2021

Exxon Mobil Corporation
(Exact name of registrant as specified in its charter)

New Jersey	1-2256	13-5409005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 5959 Las Colinas Boulevard, Irving, Texas 75039-2298
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 940-6000

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Name of Each Exchange
Title of Each Class	Trading Symbol	on Which Registered
Common Stock, without par value	XOM	New York Stock Exchange
0.142% Notes due 2024	XOM24B	New York Stock Exchange
0.524% Notes due 2028	XOM28	New York Stock Exchange
0.835% Notes due 2032	XOM32	New York Stock Exchange
1.408% Notes due 2039	XOM39A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holdings

(a)

Exxon Mobil Corporation (the “Company” or “ExxonMobil”) held its Annual Meeting of Shareholders on May 26, 2021, at which the matters set forth below in response to Item 5.07(b) were submitted to a vote of security holders.

As of the close of business on March 29, 2021, the record date for the Annual Meeting, 4,233,538,767 shares of the Company’s common stock, without par value (“Common Stock”), were outstanding and entitled to vote.

Set forth below are the proposals voted upon at the Annual Meeting, and the estimated preliminary voting results reported by the Company’s proxy solicitor, MacKenzie Partners, Inc. (the “Proxy Solicitor”), based on the information available to the Proxy Solicitor. Based on the estimated preliminary results from the Proxy Solicitor and subject to the qualifications set forth herein, at least 2,842,090,241 shares of Common Stock were voted in person or by proxy at the Annual Meeting, representing more than 67.1% percent of the shares entitled to be voted. Percentages are based on the total votes cast. Under the corporate law of New Jersey, where ExxonMobil is incorporated, abstentions are not votes cast. Broker non-votes are not separately reported.

The numbers depicted as votes cast on each proposal and with respect to the voting for and withheld on the contested director election are only estimates and may not reflect the actual results, which are being tabulated by the independent inspector of election (the “Inspector of Election”). The Inspector of Election is the only person who will be able to count, tabulate and validate the votes to reflect, among other items: the net effect of legal proxies and other ballots or proxy cards voted at the Annual Meeting; the proxy votes received by Engine No. 1; any reconciliations between votes submitted on the blue card vs. the white card (including cases in which shareholders may have voted both cards or a later-dated proxy revoked a prior vote); the votes cast on behalf of the custodian banks and brokers by Broadridge Financial Solutions ("Broadridge") and votes cast through certain other intermediaries who do not participate in the proxy voting system maintained by Broadridge.

These preliminary voting results will ultimately be updated through the filing of an amendment to this Current Report on Form 8-K to reflect the final certification of results from the Inspector of Election. At this time, the Company does not know when the Inspector of Election will complete his work and then be able to certify the Annual Meeting vote results. There can be no assurance that the outcome of the final results will be consistent with the outcome of the estimated vote results indicated on this Form 8-K.

(b)

The estimated preliminary voting results from the Proxy Solicitor for the proposals presented at the Annual Meeting are as follows:

Proposal 1 – Election of Directors

The estimated preliminary votes in Favor and Withheld for each nominee, by order of the votes For each nominee, are set forth below. The twelve nominees with the most votes in favor will be elected to the board after certification of the final results by the Inspector of Election.

Nominees	Votes For	Votes Withheld
Michael J. Angelakis*	2,795,977,247	46,112,993
Jeffrey W. Ubben*	2,788,399,718	53,690,522
Ursula M. Burns*	2,780,709,604	61,380,636
Joseph L. Hooley*	2,757,824,558	84,265,683
Susan K. Avery*	2,747,648,791	94,441,450
Angela F. Braly*	2,708,193,493	133,896,747
Kenneth C. Frazier*	2,684,683,067	157,407,173
Darren W. Woods*	2,674,761,694	167,328,547
Kaisa Hietala**	1,516,288,928	118,756,243
Gregory J. Goff**	1,429,068,516	205,976,655
Alexander A. Karsner**	1,188,343,388	446,701,783
Douglas R. Oberhelman*	1,174,445,208	32,599,861
Steven A. Kandarian*	1,173,545,328	33,499,741
Wan Zulkiflee*	1,128,703,149	78,341,921
Samuel J. Palmisano*	1,127,243,352	79,801,717
Anders Runevad**	272,113,248	1,362,931,923

* ExxonMobil Nominees
** Engine No. 1 Nominees

Proposal 2 – Ratification of Independent Auditors:
Votes Cast For:	2,932,727,074	96.8%
Votes Cast Against:	98,410,005	3.2%
Abstentions:	15,532,899

Proposal 3 – Advisory Vote to Approve Executive Compensation:
Votes Cast For:	2,467,959,717	88.3%
Votes Cast Against:	326,696,514	11.7%
Abstentions:	47,433,958

The shareholders voted as set forth below on seven shareholder proposals:

Proposal 4 – Independent Chairman:
Votes Cast For:	605,287,850	22.1%
Votes Cast Against:	2,139,304,007	77.9%
Abstentions:	97,498,145

Proposal 5 – Special Shareholder Meetings:
Votes Cast For:	570,342,592	20.8%
Votes Cast Against:	2,165,517,003	79.2%
Abstentions:	106,230,163

Proposal 6 – Report on Scenario Analysis
Votes Cast For:	1,335,259,043	48.9%
Votes Cast Against:	1,397,442,071	51.1%
Abstentions:	109,389,104

Proposal 7 – Report on Environmental Expenditures:
Votes Cast For:	142,754,351	5.2%
Votes Cast Against:	2,602,828,237	94.8%
Abstentions:	96,507,614

Proposal 8 – Report on Political Contributions:
Votes Cast For:	838,542,434	30.5%
Votes Cast Against:	1,911,320,273	69.5%
Abstentions:	92,227,479

Proposal 9 – Report on Lobbying:
Votes Cast For:	1,527,934,642	55.6%
Votes Cast Against:	1,218,752,700	44.4%
Abstentions:	95,402,850

Proposal 10 – Report on Climate Lobbying:
Votes Cast For:	1,752,779,954	63.8%
Votes Cast Against:	992,506,297	36.2%
Abstentions:	96,781,076

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXXON MOBIL CORPORATION

Date: June 2, 2021	By:	/s/ LEN M. FOX
Len M. Fox
Vice President and Controller
(Principal Accounting Officer)
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